United States
Securities And Exchange Commission
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 19, 2008

MFB Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-23374	35-1907258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Edison Lakes Parkway, Suite 300, P.O. Box 528, Mishawaka, Indiana		46546
(Address of Principal Executive Offices)		(Zip Code)

(574) 277-4200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 16, 2008, MFB Financial, the wholly-owned bank subsidiary of MFB Corp. (the “Company”) notified its employees of a blackout period for the MFB Financial Employees’ Savings & Profit Sharing Plan, which includes the MFB Financial Employee Stock Ownership Plan (the “Plan”).  The blackout period is necessary as a result of the pending merger of MFB Corp. into a subsidiary of MutualFirst Financial, Inc.  During the blackout period, Plan participants will be unable to execute transactions with respect to any MFB Corp. Stock Fund held under the Plan, including making new contributions to the MFB Stock Fund, receiving distributions, hardship withdrawals or loans from or with respect to the MFB Stock Fund, and transferring balances to or from the MSB Stock Fund.  The blackout period is expected to begin on July 14, 2008, and expected to end July 25, 2008, or sooner if possible.  The Company provided notice of the blackout period to its directors and executive officers on June 19, 2008. A copy of such notice is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of MFB Corp. dated June 19, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 19, 2008	MFB Corp.

	By:	/s/ Charles J. Viater
Charles J. Viater, President and CEO

Exhibit Index

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of MFB Corp. dated June 19, 2008.